Exhibit 99.1
For Immediate Release

Contacts: Courtney Guertin Corporate Communications 401-457-9501 courtney.guertin@linmedia.com Richard Schmaeling, Chief Financial Officer 401-457-9510 richard.schmaeling@linmedia.com

LIN Media LLC Announces Third Quarter 2014 Results

AUSTIN, TX, November 6, 2014 – LIN Media LLC (“LIN Media” or the “Company”; NYSE: LIN), a local multimedia company, today reported results for its third quarter ended September 30, 2014.

Summary of Results for the Third Quarter Ended September 30, 2014

•	Net revenues increased 18% to $192.1 million compared to $163.1 million in the third quarter of 2013.

•	Net broadcast revenues increased 11% to $159.7 million in the third quarter compared to $143.6 million in the third quarter of 2013.

•	Net digital revenues increased 66% to $32.3 million compared to $19.5 million in the third quarter of 2013.

•	Operating loss, which included a non-cash impairment charge of $60.9 million, was $20.4 million compared to operating income of $23.2 million in the third quarter of 2013.

•
Net loss per diluted share was $0.49, which included the impact of the impairment charge of $1.12 per share, compared to net income per diluted share of $2.63 in the third quarter of 2013, which included a $2.56 per share benefit from special items.

Commenting on third quarter 2014 results, the Company’s President and Chief Executive Officer Vincent L. Sadusky said: “Continued growth and expansion of our digital media business, robust political advertising and increasing subscriber fees helped drive our strong results during the third, and likely final quarter before we close on our merger with Media General. This is an exciting time as we prepare to combine and create one of the largest broadcast companies in the U.S., with the largest and most diversified digital business in our industry. I have great confidence in our ability to successfully execute our integration plans and capitalize on numerous growth opportunities.”

Operating Highlights

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Local revenues, which include net local advertising revenues, retransmission consent fee revenues and television station website revenues, increased 6% to $111.9 million compared to $105.5 million in the third quarter of 2013.

•	Net national revenues decreased 10% to $29.5 million compared to $32.8 million in the third quarter of 2013.

•	Net political revenues were $15.5 million compared to $2.6 million in the third quarter of 2013.

•
The Company’s unduplicated desktop reach equaled nearly 100 million U.S. unique visitors, reaching 42% of the total U.S. Internet audience.(1)  The Company’s video platform ranked #14 in comScore’s Video Metrix report.(2)

(1) comScore September 2014 data including LIN Media (television station websites), LIN Digital, Dedicated Media and Federated Media.

(2) comScore September 2014 Video Metrix Key Measures Report.

Impairment Charge

Due to the previously announced nonrenewal of the CBS network affiliation agreement at WISH-TV, the Company performed an interim impairment test of the broadcast licenses and goodwill in its Indianapolis market as of September 30, 2014, and as a result, recorded an impairment charge of $60.9 million to the carrying value of goodwill and broadcast licenses during the third quarter of 2014.

Key Balance Sheet and Cash Flow Items

Total debt outstanding as of September 30, 2014, net of cash, was $868.9 million compared to $932.2 million as of December 31, 2013. Cash and cash equivalent balances as of September 30, 2014 were $23.4 million, compared to $12.5 million as of December 31, 2013.

The Company's outstanding revolving credit facility balance was zero as of September 30, 2014, compared to $5 million as of December 31, 2013. Consolidated net leverage, as defined in the credit agreement governing our senior secured credit facility, was 4.3x as of September 30, 2014, compared to 5.2x as of December 31, 2013. Other components of cash flow in the third quarter of 2014 include cash capital expenditures of $5.6 million and cash payments for programming of $6.7 million.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (“GAAP”) and believes this should be the primary basis for evaluating its performance. Non-GAAP financial measures such as Broadcast Cash Flow (“BCF”), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow (“FCF”) should not be viewed as alternatives or substitutes for GAAP reporting. However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts. As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business. The Company makes available reconciliations of its operating income, a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s website. In addition, the Company provides additional information on its website, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to the Investor Relations section of www.linmedia.com.

Forward-Looking Statements

The information discussed in this press release includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations. Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct. Statements in this press release that are forward-looking include, but are not limited to, local, national and political advertising growth; changes in interactive, network compensation, barter and other revenues; changes in direct operating, selling, general and administrative, amortization of program rights and corporate expenses; and cash programming, cash capital expenditures, cash interest expense and principal amortization, cash tax payments and effective tax rates. These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements. Such risks and uncertainties include, but are not limited to, general economic uncertainty; restrictions on the Company’s operations as a result of the Company’s indebtedness; global or local events that could disrupt television broadcasting; softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; risks associated with acquisitions, and the integration of any acquired businesses including our ability to integrate and successfully expand our digital operations; changes in television viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements and retransmission consent agreements; changes in government regulation; competition; seasonality; effects of complying with accounting standards; potential influence of certain shareholders, including HM Capital Partners I, LP and its affiliates, and other risks discussed in the Company’s Annual Report on Form 10-K, the joint proxy statement/prospectus related to the pending merger with Media General, Inc. filed on July 24, 2014, the supplement and updated joint proxy statement/prospectus filed on September 15, 2014, and other filings made with the SEC (which are available on the Investor Relations section of www.linmedia.com, or at www.sec.gov), which are incorporated in this release by reference. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About LIN Media

LIN Media is a local multimedia company that operates or services 43 television stations and seven digital channels in 23 U.S. markets, with multiple network affiliates in 18 markets. Our growing digital media portfolio helps agencies and brands effectively and efficiently reach their target audiences at scale by utilizing our ComScore Top 15 Video and Top 25 Display market share, and the latest in conversational marketing, video, display, mobile, social intelligence and monetization, as well as reporting across all screens.

LIN Media’s highly-rated television stations deliver important local news and community stories along with top-rated sports and entertainment programming to 10.5% of U.S. television homes. LIN Media’s digital media operations focus on emerging media and interactive technologies that deliver performance-driven digital marketing solutions to some of the nation’s most respected agencies and brands. LIN Media is traded on the NYSE under the symbol “LIN”.

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– financial tables follow –

LIN Media LLC Consolidated Statement of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per share data)		(in thousands, except per share data)
Net revenues	$192,063	$163,110	$547,069	$468,448
Operating expenses:
Direct operating	76,029	62,504	220,950	180,695
Selling, general and administrative	44,306	41,319	137,554	118,657
Amortization of program rights	6,972	7,605	20,353	22,542
Corporate	8,521	10,682	29,718	30,047
General operating expenses	135,828	122,110	408,575	351,941
Depreciation, amortization and other operating expenses:
Depreciation	10,892	11,429	32,665	34,387
Amortization of intangible assets	3,788	5,886	15,065	17,038
Impairment of broadcast licenses and goodwill	60,867	—	60,867	—
Restructuring charge	1,084	468	1,084	2,991
Loss (gain) from asset dispositions	42	(9)	141	173
Operating (loss) income	(20,438)	23,226	28,672	61,918

Other expense:
Interest expense, net	14,209	13,976	42,568	42,275
Share of loss in equity investments	—	—	100	25
Other (income) expense, net	(768)	2,055	(851)	2,115
Total other expense, net	13,441	16,031	41,817	44,415

(Loss) income before (benefit from) provision for income taxes	(33,879)	7,195	(13,145)	17,503
(Benefit from) provision for income taxes	(7,996)	(139,313)	813	(135,154)
Net (loss) income	(25,883)	146,508	(13,958)	152,657
Net income (loss) attributable to noncontrolling interests	517	(430)	(542)	(900)
Net (loss) income attributable to LIN Media LLC	$(26,400)	$146,938	$(13,416)	$153,557

Basic net (loss) income per common share:
Net (loss) income	$(0.49)	$2.78	$(0.25)	$2.93

Weighted-average number of common shares outstanding used in calculating basic income per common share	54,372	52,791	53,962	52,328

Diluted (loss) income per common share:
Net (loss) income	$(0.49)	$2.63	$(0.25)	$2.77

Weighted-average number of common shares outstanding used in calculating diluted income per common share	54,372	55,855	53,962	55,378

Preliminary Unaudited Consolidated Balance Sheet Data:

	September 30, 2014	December 31, 2013
	(in thousands)
Cash and cash equivalents	$23,382	$12,525
Marketable securities	174	—
Total other assets	169,862	167,408
Total non-current assets	971,793	1,036,917
Total assets	$1,165,211	$1,216,850

Current portion of long-term debt	$20,383	$17,364
Total other liabilities	162,315	170,186
Long-term debt, excluding current portion	871,931	927,328
Total liabilities	1,054,629	1,114,878

Redeemable noncontrolling interest	15,165	12,845

Total shareholders' equity	95,417	89,127
Total liabilities, redeemable noncontrolling interest and shareholders' equity	$1,165,211	$1,216,850

Unaudited Consolidated Selected Statement of Cash Flows Data:

	Nine Months Ended September 30,
	2014	2013
	(in thousands)
Net cash provided by operating activities	$110,383	$58,505
Net cash used in investing activities	(49,308)	(131,677)
Net cash (used in) provided by financing activities	(50,218)	54,582

Net increase (decrease) in cash and cash equivalents	10,857	(18,590)
Cash and cash equivalents at the beginning of the period	12,525	46,307
Cash and cash equivalents at the end of the period	$23,382	$27,717